Exhibit 99.1

Fred’s Pharmacy Appoints Two New Independent Directors

Announces Cooperation Agreement with Alden Global Capital, Fred’s Largest Shareholder

Fred’s Leadership Team Is Poised to Continue Transforming Company and Maximizing Free Cash Flow Per Share

MEMPHIS, Tenn.--(BUSINESS WIRE)--April 24, 2017--Fred’s, Inc. (“Fred’s Pharmacy” or the “Company”) (NASDAQ:FRED) today announced that it has appointed Steven B. Rossi, Chief Executive Officer of Digital First Media, and Timothy A. Barton, former CEO of Freightquote.com, which he founded in 1998, to its Board of Directors, effective immediately.

Today’s announcement follows the recent additions of Linda Longo-Kazanova, Christopher W. Bodine, Peter J. Bocian and Michael K. Bloom, Chief Executive Officer, to the Fred’s Pharmacy Board. As a result of these announcements, following the conclusion of the 2017 Annual Meeting of Shareholders the newly reconstituted Board will be comprised of 9 directors, 8 of whom are independent and all of whom have track records of delivering shareholder value.

Mr. Rossi and Mr. Barton have been added to the Fred’s Pharmacy Board in connection with a Cooperation Agreement between Alden Global Capital LLC (“Alden”), the Company’s largest shareholder, and Fred’s Pharmacy. The Cooperation Agreement contains terms regarding the parties working together for the long-term success of Fred’s Pharmacy.

“We are excited to welcome Steve and Tim to the Fred’s Pharmacy Board of Directors,” said Thomas H. Tashjian, Chairman of the Board. “They add strong business, financial and operational expertise, and their perspectives will be instrumental as we continue the transformation of Fred’s Pharmacy. This includes moving expeditiously to complete the transaction with Walgreens and Rite Aid, pending approval by the Federal Trade Commission, which would make Fred’s Pharmacy the third largest drugstore chain in the nation. We look forward to continuing to work constructively with Alden and all of our shareholders as we focus on executing our strategic plan and delivering value for all Fred’s Pharmacy stakeholders.”

Mr. Bloom said, “I am thrilled to work with Steve, Tim, Alden and the entire Fred’s Pharmacy Board to capture the numerous value-creating opportunities that lie ahead for the Company. I am confident we have the right team in place to advance our new healthcare-focused strategy and drive returns for our shareholders while delivering on our mission to improve the lives of our patients and customers.”

Heath Freeman, President of Alden, commented, “I am pleased with today’s announcement and expect that Tim and Steve will immediately impact and contribute to the Fred’s Board. I, and the rest of the Alden team, look forward to working with Fred’s as we all continue to support and strengthen Fred’s business. Over the past few months, our team has spent considerable time with the Fred’s Pharmacy team. Having seen first-hand the progress that Mike Bloom and his team have made on the execution of the Company’s healthcare strategy, I have great confidence in the future of the business. With the right focus, Fred’s can generate significant free cash flow per share at the existing business; the pending Rite Aid transaction will provide extraordinary growth to Fred’s business and free cash flow.”

“Fred’s Pharmacy is executing on a transformation plan that is gaining momentum,” said Mr. Rossi. “I look forward to helping Fred’s Pharmacy with its compelling opportunities ahead.”

“I am honored to join the talented individuals on the Fred’s Pharmacy Board,” said Mr. Barton. “With its focused mission and first-class management team, I am confident the Company has a bright future.”

Under the terms of the Cooperation Agreement, Alden is subject to certain customary standstill and other provisions. The complete agreement between Fred’s Pharmacy and Alden will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

Evercore is serving as financial advisor to Fred’s. Vinson & Elkins LLP and Baker Donelson Bearman Caldwell & Berkowitz P.C. are serving as legal advisors to Fred’s. Olshan Frome Wolosky LLP is serving as Alden’s legal advisor.

Steven B. Rossi

Steve Rossi brings to the Fred’s Pharmacy Board extensive financial and operations experience. Mr. Rossi is the Chief Executive Officer of Digital First Media, which has more than 300 print and digital products serving over 45 million Americans each month. He previously served as the company’s Chief Operating Officer. Prior to joining the company, Mr. Rossi held several successive management positions over 19 years with Knight Ridder Inc., including Chief Financial Officer, Senior Vice President of Operations and President of the Newspaper Division.

Timothy A. Barton

Tim Barton joins the Board with a substantial business and technology background and with experience in growing successful companies. Mr. Barton founded Freightquote in 1998, growing it into the largest online freight shipping provider in the United States with $600 million in annual revenue. Mr. Barton served as Chairman and CEO until the company’s sale to C.H. Robinson Worldwide in 2015. Prior to founding Freightquote.com, Mr. Barton was the Co-Founder and President of UWI Association Programs, which grew into Network Long Distance before being acquired by IXC Communications/Broadwing in 1998.

About Alden Global Capital LLC

Alden is a New York based investment firm focused on deep value, catalyst driven investing.

About Fred's Pharmacy

Tracing its history back to an original store in Coldwater, Mississippi, opened in 1947, today Fred’s Pharmacy is headquartered in Memphis, Tennessee, and operates 601 pharmacy and general merchandise stores and three specialty pharmacy-only locations, including 14 franchised Fred’s Pharmacy locations. With a unique store format and strategy that combines the best elements of a healthcare-focused drug store with a value-focused retailer, Fred’s Pharmacy stores offer more than 12,000 frequently purchased items that address the healthcare and everyday needs of its customers and patients. This includes nationally recognized brands, proprietary Fred’s Pharmacy label products, and a full range of value-priced selections. The company has two distribution centers, one in Memphis, Tennessee, and Dublin, Georgia.

As previously announced, on December 20, 2016, Fred's Pharmacy announced that it signed an agreement with Walgreens Boots Alliance, Inc. (NASDAQ: WBA) and Rite Aid Corporation (NYSE: RAD) to purchase 865 stores and certain assets related to store operations located across the eastern and western United States for $950 million in cash. Closing of the transaction is conditioned on the completion of Walgreens Boots Alliance's proposed acquisition of Rite Aid, approval by the Federal Trade Commission, as well as customary regulatory approvals and closing conditions.

For more information about the Company, visit Fred's website at www.fredsinc.com.

Forward Looking Statements

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as "outlook," "guidance," "may," "should," "could," "believe," "anticipate," "plan," "expect," "estimate," "forecast," "goal," "intend," "committed," "continue," or "will likely result" and similar expressions that concern the Company's strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to, those associated with the Company's announced strategic plan, the success of announced acquisition activities and future growth trends in businesses acquired; general economic trends; risks related to the possibility that the transactions may not close, including because one or more closing conditions to the transactions, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions, or may require conditions, limitations or restrictions in connection with such approvals; the risk that the businesses and acquired stores, as applicable, will not be integrated successfully; the risk of litigation and/or regulatory actions related to the proposed transaction; changes in consumer demand or purchase patterns; delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same; a disruption in the Company's data processing services; cyber-security threats; costs and delays in acquiring or developing new store sites; and the factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

CONTACT:
Fred's Pharmacy
Rick Hans, 901-362-3733, Ext. 2232
Executive Vice President, Chief Financial Officer and Secretary
or
Joele Frank , Wilkinson Brimmer Katcher
Ed Trissel / Steve Frankel / Dan Moore
212-355-4449